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                                                                    EXHIBIT 16.2


                        [Letterhead of Ernst & Young]


April 15, 1996




Securities and Exchange Comission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.
20549


         Re:  Cedar Group, Inc.

Gentlemen:

         We have reviewed a Current Report on Form 8-K dated April 3, 1996 (the "Current Report") of Cedar Group, Inc.(the "Company"). We agree with the statements of the Company in the Current Report, insofar as they relate to Ernst & Young.

Very truly yours,

Ernst & Young

/s/ RUDOLF R. OKKER
- -------------------
Rudolf R. Okker, C.A.